EXHIBIT 99.1

                               ACORN HOLDING CORP.

599 Lexington Avenue                                           107 Cherry Street
New York, NY  10022                                         New Canaan, CT 06840
(212) 536-4089                                                    (203) 966-8220
(212) 536-3901 (FAX)                                        (203) 966-1704 (FAX)



                                            Contact:  Stephen A. Ollendorff
                                                               212-536-4089

FOR IMMEDIATE RELEASE
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ACORN ANNOUNCES RECTICON ENTERPRISES, INC. WILL SHUT DOWN ITS OPERATIONS

NEW YORK, NEW YORK, JUNE 23, 2003--Acorn Holding Corp. (the "Company") announced today that its sole operating subsidiary, Recticon Enterprises, Inc. ("Recticon"), which manufactures monocrystalline silicon wafers that are used in the semiconductor industry, will close down its operations upon fulfillment of its existing orders.

Absent any special circumstance, neither Acorn nor Recticon expect to seek any protection under bankruptcy laws. Acorn is presently exploring all strategic alternatives.

Stephen A. Ollendorff, Chairman and Chief Executive Officer of the Company, stated that "the closing of the operations of Recticon was necessitated by a sharp acceleration in the decline of sales and the erosion of pricing for its products."

From time to time in both written reports and oral statements by the Company's senior management, we may express our expectations regarding future events by the Company. These "forward-looking statements" are inherently uncertain, and investors must recognize that events could turn out to be materially different from what senior management expected.

The Company's stock is traded on the OTC Bulletin Board under the symbol AVCC.